EXHIBIT 10.43

                              EMPLOYMENT AGREEMENT

         This Agreement (together with all exhibits hereto, the "Agreement") made in Burlington, Vermont by and between Ben & Jerry's Homemade, Inc. (the "Company"), a Vermont corporation with its principal place of business at 30 Community Drive, South Burlington, Vermont 05403-6828, and Michael A. Sands of 28 Grove Lane, Bronxville, New York 10708 (the "Executive"), effective as of June 25, 1999 (which is referred to herein as the "Effective Date").

         WHEREAS, subject to the terms and considerations hereinafter set forth, the Company wishes to employ the Executive as its Senior Director of Marketing, and Executive wishes to accept such employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

         1.       Employment.

         a. Employment by the Company. Executive agrees to be employed by the Company for the Term of this Agreement upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as the Senior Director of Marketing ("SDM" ) of the Company, commonly referred to by the title Chief Marketing Officer, and shall have such duties as may be prescribed by the Chief Executive Officer ("CEO") and Executive shall serve in such other and/or additional position(s) as the CEO may determine from time to time. During the Term of this Agreement the SDM shall report directly to the CEO; and, initially during his employment with the Company, he shall also report to the Company's Senior Director of Sales for the Company.

         b.  Performance  of  Duties.  Throughout  the  Term of this  Agreement,
Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the CEO and will serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to vacations and sick leave in accordance with Company's policy.

         c. Place of Performance. During the Term of this Agreement, Executive shall be based in the Company's offices in Burlington, Vermont. Executive will be at the Company's principal place of business in South Burlington, Vermont and be ready, willing, and able to perform his duties hereunder no later than July 28, 1999, hereinafter referred to as the "Start Date."

         2. Term. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years and five days, commencing on the Effective Date herein and ending thirty-six (36) months thereafter on June 30, 2002. If the Company elects not to renew this Agreement it shall do so by notifying Executive six (6) months before the end of the Term of the Company's intention in that regard.

         3. Compensation and Benefits. As full and complete compensation for all
services   performed  by  the  Executive  and  subject  to  performance  of  the
Executive's obligations:

         a. Base Salary. The Company agrees to pay the Executive a base salary ("Base Salary") at the annual rate of Two Hundred Five Thousand Dollars ($205,000 and 00/100), commencing on the Start Date, and payable in installments consistent with the Company's payroll practices and schedule, as established from time to time. The Executive will be subject to annual merit salary reviews by the CEO.

         b. One Time Guaranteed Award. On the Start Date, the Company agrees to pay to the Executive, provided the Executive is then in the active employ of the Company, the sum of Thirty-Five Thousand Dollars ($35,000 and 00/100) (less all applicable deductions and withholdings). This sum will be made to Executive as a payment to "make whole" the Executive for certain stock options he is forfeiting with his present employer. This is a one-time payment obligation of the Company.

         c. Annual Bonus. The Executive shall be entitled to participate in the Company's discretionary annual bonus pool, as currently practiced, and as may be changed from time to time, with respect to the members of the Company's Office of the CEO, provided that, for calendar year 1999 only, Executive shall (i) be treated as though he worked for the Company for entire calendar year 1999, and
(ii) receive a minimum bonus of $50,000 (Fifty Thousand Dollars and 00/100), a portion of which is to "make whole" the Executive for certain sums of money in the form of bonus compensation that he is forfeiting with his present employer. The parties hereby agree that for all other years under this contract, there is no guarantee of a minimum bonus. Notwithstanding the foregoing, the parties hereby acknowledge that the CEO is in the process of developing an Elective Management Incentive Pool ("EMIP"). The EMIP is not presently finalized but is in the process of being prepared for submission and approval of the Company's Board of Directors. The parties agree that if Executive is employed hereunder when such plan is adopted, Executive will participate therein and will be treated in accordance with his position and the terms of the EMIP

         d. Other Benefits. The Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the employee benefit plans and programs of the Company, and receive the benefits and perquisites, generally provided to executives of the same level and responsibility as Executive. Nothing in the Agreement shall preclude the Company from terminating or amending from time to time any employee benefit plan or program. Executive shall be entitled to three weeks' of vacation leave per year during the term of this Agreement; at least one week of the first year's entitlement may be taken prior to January 1, 1999. Thereafter, the amount of vacation leave may be increased to reflect Employee's length of service to the Company.

         e. Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by the Executive in the performance of Executive's duties under this Agreement. Such reimbursement shall be in accordance with the policies and procedures established by the Company from time to time and for executives of the same level and responsibility as Executive.

         f. Relocation Expenses. The Company will reimburse the Executive for the following relocation expenses that he incurs within twelve (12) months of the Start Date: (i) Closing costs on selling the Executive's existing home, including sales commission and legal fees, not to exceed $15,000 (Fifteen Thousand Dollars and 00/100); (ii) the costs of the Executive's monthly mortgage payments on his existing home, for a period of four months, should he not be able sell it within six months' of the Start Date provided that he has actively marketed his home in a manner consistent with the recommendations of the Home Marketing Assistance program; (iii) Expenses to move and store all household goods, not to exceed $8,000; (iv) Interim reasonable and necessary living expenses for ninety (90) days; (v) Weekly travel costs for roundtrip airfare from Burlington, Vermont to Executive's existing home in Bronxville, New York over the 26 (twenty-six) week period immediately following the Start Date provided that reservation and fares shall be arranged in accordance with the Company's travel policy and procedures, and reimbursement from the Company to the Executive shall be to the limits established thereunder; (vi) Expenses for up to two (2) house-hunting trips for the Executive and his wife including air fare, lodging, meals and rental car; and (vii) Closing costs on any new purchase of the Executive's primary residence, including standard mortgage points (not buy down interest rate expenses) and legal fees, not to exceed $8,000 (Eight Thousand Dollars and 00/100). The Company is willing to consider reimbursement for any expenses which exceed the limitations listed above, should the cost of relocation increase substantially for unforeseen reasons, provided that the CEO agrees in writing to the unforeseen costs in advance of the Executive incurring such costs. All reimbursed amounts will be grossed up for tax purposes. Executive hereby agrees to reimburse the Company for all relocation expenses that are reimbursed to him if, in the first twelve (12) months of employment after the Start Date, he should voluntarily resign his employment with the Company or have his employment terminated by the Company for Cause, in accordance with Paragraph 4 (b), below. Additionally, Executive hereby agrees to reimburse the Company for all relocation expenses paid to him in accordance with Paragraph 3(f) (i)(ii)(iii) or (vii) if, within twelve months of reimbursement for these relocation expenses, he should voluntarily resign his employment with the Company or have his employment terminated by the Company for Cause, in accordance with Paragraph 4 (b), below. In the event that Executive's employment is terminated by the Company for any other reason, in accordance with Paragraph 4 (d), below, the Company hereby acknowledges that Executive shall not be obligated to repay any relocation expenses reimbursed to him in accordance with Paragraph 3(f).

         g. Grant of Option and Terms Thereof. The Company hereby agrees that, on June 25, 1999, it will grant to Executive, pursuant to a separate Option Contract, not granted under the 1995 Equity Incentive Plan, but having terms consistent with the Plan, attached or to be promptly attached hereto as Exhibit A, a non-incentive stock option to purchase 35,000 shares of Class A Common Stock of the Company ("Option Shares") exercisable at the market price of $26.5625. The Option will expire 10 years from the date of grant thereof. Provided that the Executive is an employee in full compliance with terms and conditions of the Contract, the Option will be exercisable over a four (4) year period of time commencing from the date of grant, with one-fourth becoming exercisable on the first anniversary of the date of grant and an additional 1/48 of the shares covered by this Option on the last day of each month in the next three years after said anniversary, commencing with the month of July 2000.

         h. No Other Compensation or Benefits, Payment. The compensation and benefits specified in Sections 3 and 4 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

         i. Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

         4.       Termination of Employment.

         a. Termination. The Company may terminate Executive's employment for Cause (as defined below) or for any breach of this Agreement, in which case the provisions of Section 4(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as defined below), in which case the provisions of Section 4(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case the provisions of Section 4(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation, then the provisions of Section 4(b) shall apply.

b. Termination for Cause; Termination by Reason of Death or Retirement or Voluntary Resignation. In the event that the Executive's employment hereunder is terminated during the Agreement Term (x) by the Company for Cause (as defined below), or (y) by reason of Executive's death or retirement or (z) by reason of Executive's voluntary resignation, then the Company shall pay to the Executive or the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate (all as the specific case may be), any Base Salary, bonuses and incentives that are earned but unpaid, pro-rated through any such termination under the Section 4(b) and payment or reimbursement of business expenses accrued prior to any act of termination under this Section 4(b). For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conviction of any crime involving moral turpitude; or (iii) a willful and material breach of, material gross negligence with respect to, or the willful or repeated failure or refusal to perform such reasonable and lawful duties as may be delegated to Executive by the CEO, and that as to any conduct concerning this subsection (iii), that such conduct is not corrected by Executive within fourteen (14) days following receipt by Executive of written notice from the CEO, such notice to state with specificity the nature of the breach, gross negligence, failure or refusal.

         c. Disability. If as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for either (i) one hundred and twenty (120) calendar days within any three hundred and sixty-five (365) calendar day period, or (ii) ninety (90) consecutive calendar days, and if within thirty (30) calendar days after written notice of termination is given Executive shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate the Executive's employment hereunder for "Disability." In that event, the Company shall pay to Executive, within thirty calendar (30) days of the date of such termination, only the Base Salary through such date of termination. During any time period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program.

         d. Termination by Company for Any Other Reason. In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 4(b) or 4(c) hereof, then the Company shall pay to Executive, within thirty (30) days of the date of such termination, the Base Salary through such date of termination and, in lieu of any further compensation and benefits for the balance of the Agreement Term, severance pay equal to one of the following circumstances: if Executive is terminated within: (t) the first month of the Term, then eleven
(11) months of Base Salary; (u) the second month of the term, then ten (10) months of the Base Salary; (v) the third month of the Term, then nine (9) months of the Base Salary; (w) the fourth month of the Term, then eight (8) months of the Base Salary; (x) the fifth month of the Term, then seven (7) months of the Base Salary; (y) the sixth month of the Term, then six (6) months of the Base Salary; and (z) any time after the sixth month of the commencement of the Term but before the last six (6) months of the Term, then six (6) months of the Base Salary (for purposes of convenience only, the respective time period for severance will be referred to as "Severance Period"). The respective severance payments will be paid at the times and in the amounts such Base Salary would have been paid. Under such circumstances, except as set forth below, for the balance of the respective Severance Period, Executive shall also continue to participate in and receive the benefits and perquisites provided for above (but not including any bonus or stock options) to the same extent as if the Executive's employment had not been terminated, if permitted by the employee benefit plans in which Executive participated at the time his employment was terminated; provided, however, that in the event that Executive shall breach any of the duties, obligations, and/or promises hereunder including but not limited to Sections 5 and 7, in addition to any other remedies the Company may have in the event Executive breaches this Agreement, the Company's obligation pursuant to this Section 4(d) to continue such salary, benefits and perquisites shall cease and Executive's right thereto shall terminate and shall be forfeited.

         e. No Further Liability; Release. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment and continuing benefits and perquisites pursuant to and in accordance with this Section 4 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance or other amounts pursuant to Sections 4(c) or 4(d) hereof upon delivery by Executive to the Company of a release in form and substance satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

         5.       Confidential Information.

         a. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law) or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

         b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates or at such earlier time or times as the CEO or his designee may specify, all Documents that are then in the Executive's possession or control.

         6. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. All copyrightable works that the Executive creates shall be considered "work made for hire."

         7. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood.

         a. While the Executive is employed by the Company and for one year after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries.

         b. The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries, to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

         c. The provisions of this Section 7 shall not be deemed to preclude the Executive from employment during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's employment does not relate, directly or indirectly, to such competitive business, and nothing contained in this Section 7 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute one-half of 1% of the outstanding voting securities of such corporation.

         8. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 5, 6 and 7 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The parties further agree that, in the event that any provision of Sections 5, 6, 7 and 22 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographical area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         9. Indemnification. The Company shall indemnify the Executive to the extent provided for the Company's officers, including its executive officers, in its then current Articles of Incorporation or Bylaws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

l0. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement the following definitions apply:

         a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries would assist in competition against them. Confidential Information includes without limitation such information, including but not limited to, plans, proposals and ideas, relating to (i) the development, research, testing, manufacturing, plant operation processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (ii) the Products and all formulas thereof, (iii) the costs, course of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries, and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with any understanding that it would not be disclosed.

         b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Products or any prospective activity of the Company and its Subsidiaries.

         c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together with all services provided or planned by the Company or any of its Subsidiaries, during the Executive's employment.

         11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         12. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other person or entity, the Company shall require such person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it.

         13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. Notice. Any and all notices, requests, demands and other communications provided for by this Agreement, shall be in writing, and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention Chief Executive Officer and President.

         16. Entire Agreement. This Agreement and its Exhibits A and B constitute the entire agreement between the parties and supersedes all prior and contemporaneous communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized officer of the Company.

         18. Governing Law and Consent to Jurisdiction and Court Trial. This is a Vermont contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Vermont, without regard to the conflict of laws principles thereof. Each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court for the District of Vermont and to the jurisdiction of the state courts of Vermont (Chittenden County Superior and District Courts) for the purpose of any suit or other proceeding arising out of or based upon the Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, (ii) waives its or his right to a jury trial and agrees that any such suit or other proceeding arising out of or based upon the Agreement or the subject matter hereof shall be tried by the Court without a jury; and (iii) waives, to the extent not prohibited by applicable law, and agrees not to assert in any such proceedings, any claim that it is not subject to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

         19. Other Obligations. Executive represents and warrants that neither Executive's employment with the Company nor Executive's performance of his obligations hereunder will conflict with or violate or otherwise are inconsistent with any other obligations, legal or otherwise, which Executive may have.

         20. Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by the Executive.

         21. Protection of Reputation. During the Agreement Term and thereafter, Executive agrees that he will take no action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

         22. Remedies for Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and, in the event of a breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 5, 6 and 7 hereof). Without limiting the generality of the foregoing, if Executive breaches Section 5, 6 or 7 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any competing business, to enjoin such competing business from receiving Executive or using any such Confidential Information, and/or to enjoin Executive from rendering personal services to or in connection with such competing business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursing, at the same time or subsequently, any and all other rights and remedies available to it.

         23. Assistance in Proceedings, Etc. Executive shall, without additional compensation, during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required and requested by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its subsidiaries or affiliates or in which any of them is, or may become, a party Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred in the performance of his obligations under Paragraph 23, in accordance with Paragraph 3 (e), above.

         24. Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and the rights and benefits afforded to the Company as provided in this Agreement shall survive cessation or termination of Executive's employment hereunder. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above mentioned.

                                     BEN & JERRY'S HOMEMADE, INC.


     /s/ Michael A. Sands            By: /s/Perry D. Odak
     --------------------            --------------------
     Michael A. Sands,               Perry D. Odak,
     Executive                       Chief Executive Officer and President